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                                                                 Exhibit 10.2(K)
                             EMPLOYMENT AGREEMENT

Modem Media. Poppe Tyson, Inc. ("Employer") and John Nardone ("Executive") enter into this Employment Agreement (the "Agreement") as of December 31, 1998 (the "Effective Date").


WHEREAS, Employer desires to employ and Executive desires to be employed by Employer in the capacity described herein;

WHEREAS, Employer and Executive desire to set forth the following terms and conditions of their agreement;

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive hereby agree as follows:

1    Employment Duties. Executive agrees to serve as President of International
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and Worldwide Director of Media for Employer and shall have such duties, responsibilities and authorities as the C.E.O. of Employer may from time to time assign and which are reasonably consistent with such position. Throughout the period of employment, Executive shall perform his assigned duties diligently, in good faith and to the best of his abilities and shall devote all of this business time to the business and affairs of Employer. Executive shall be subject to Employer's general employment policies in effect or as modified.

2.   Term of Employment. Unless earlier terminated pursuant to Section 5 below,
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the initial term of employment (the "Initial Term of Employment") covered by this Agreement shall commence on the Effective Date and continue for eighteen months. In the event Executive remains employed by Employer after the Initial Term of Employment, the terms and conditions of such continued Employment shall be those set forth in this Agreement, except that, after the Initial Term of Employment, either party may terminate the employment relationship upon 30 days' written notice, and no severance or other benefits shall be due to Employee after such 30-day notice period.

3.   Salary and Incentive Compensation.  During his employment with Employer,
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Executive's annual salary shall be at least $225,000 required or authorized deductions, paid on regular paydays consistent with Employer's payroll procedures.

Executive shall be eligible for an annual performance bonus, at the discretion of the C.E.O. of Employer and the Compensation Committee of the Board of Directors of Employer (the "Board").

The C.E.O. of the Employer will recommend to the Board that Executive be granted an option to purchase 130,000 shares of Employer stock under Employer's Stock Option Plan. The terms of this stock option shall be subject to the provisions of the Stock Option Plan.
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4.  Benefits, Expense Reimbursement. During his employment with Employer,
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Executive shall be entitled to participate in such employee benefit plans and other programs, in accordance with the terms of such plans and programs and shall receive such other benefits, as Employer may make generally available to its employees; provided, however, that Employer shall not be required to offer Executive any benefits that are made available to current or future senior executive officers on an individual basis and that are not made generally available to its other senior executive officers. Employer retains the right to cancel, alter or amend any of its employee benefit plans and other fringe benefit arrangements without notice to the extent permitted by such plans or arrangements. Employer shall reimburse Executive for reasonable business expenses incurred by Executive in connection with the performance of his duties and obligations and that are consistent with Employer's policies and procedures.

5.  Termination. The Initial Term of Employment may be terminated as set forth
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below. Unless otherwise stated in this Agreement or in any applicable benefit plans, Executive shall have no continuing right to salary or benefits after employment is terminated and, except as set forth in Section 5 (D) Employer shall have no further obligations to Executive. Upon any termination of employment, in addition to other amounts set forth herein, Executive (or his estate in the case of death) shall be entitled to receive salary, expenses and other benefits accrued through and including the date of termination. Employer retains any other remedies it may have for breach of this Agreement.

    (A)  Death. Executive's employment will terminate automatically upon
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Executive's death.

    (B)  Inability to Perform. Employer may, upon thirty days' prior written
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notice, terminate Executive's employment upon Executive's inability to perform his essential duties and obligations hereunder for a period of four consecutive months or six months in any 12 month period because of Executive's physical or mental disability (a "Disability"). Notwithstanding the foregoing, nothing in this Agreement shall prevent Employer from immediately removing Executive from his position as officer of Employer, of reducing the duties or job responsibilities of Executive, immediately upon the Disability of such Executive; provide that Employer shall reinstate Executive to his position as
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officer, with the corresponding duties and responsibilities of such position, upon the removal of such Disability prior to the termination of Executive pursuant to the provisions of this Agreement.

    (C)  For Cause. Employer may terminate Executive's employment immediately
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if, in the reasonable determination of the C.E.O. of the Board, (i) Executive engages in conduct that violates significant policies of Employer after Executive is notified by Employer that Executive is engaging in conduct that violates significant policies of Employer; (ii) Executive fails to perform the essential functions of Executive's job (except for a failure resulting from a bonafide illness or incapacity) or fails to carry out Employer's reasonable directions with respect to material duties after Executive is notified by Employer that Executive is failing to perform these essential functions or failing to carry out the reasonable directions of Employer; (iii) Executive engages in embezzlement or misappropriation of corporate funds or other acts of fraud, dishonestly or self-dealing, or commits a felony or any significant violation of any statutory or common law duty of loyalty to Employer; or (iv) Executive breaches a material provision of this Agreement or the Covenant Not to Compete or Solicit Business attached hereto as Exhibit A, after Executive is notified by Employer that Executive has breached a material provision of this Agreement. Prior to any termination of Executive for Cause
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pursuant to clauses (i), (ii) or (iv) of this Section 5 (C), Employer shall give
Executive reasonable opportunity to remedy any condition, or conduct, action or inaction of Executive giving rise to the violation or breach of such clause if such violation or breach is remediable.

    (D) By Employer. Employer may terminate Executive's employment without cause
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or reason by giving Executive written notice. Such notice shall set forth the date of termination, which date shall be not later than 30 days following the date of notice (the "Notice Period"). During any Notice Period, Executive shall make reasonable efforts to cooperate with Employer in achieving a transition of Executive's duties and responsibilities. Upon termination of Executive's employment during the initial term of employment by Employer without cause, Executive shall be entitled to base salary for the remainder of the initial term of employment, but for no longer than six months.

6.  Confidentiality. Executive acknowledges that he will have access to and will
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be entrusted with confidential and proprietary information and trade secrets relating to Employer's services and products, including, but not limited to, presentations for clients and prospective clients made on behalf of Employer. Such confidential information gives Employer a business advantage over others who do not have such information. Such confidential information may include, but is not limited to, business strategies, plans, proposals, training materials, computer software, names of or financial or other information regarding Employer or Executive's relationships with its clients, advertising techniques, development of creative products and any other information that is maintained confidentially and not known to or readily determinable by the public. Accordingly, Executive agrees to undertake the following obligations that he acknowledges to be reasonably designed to protect Employer's legitimate business interests without unnecessarily or unreasonably restricting Executive's post-employment opportunities.

(a) Upon termination of employment for any reason, Executive shall return to Employer all property of Employer including, but not limited to, documents or things containing any of its confidential information, files, forms, notes, records, or charts. Executive shall not retain any copies in any form of any such confidential information;

(b) During the Employment Period or thereafter, without Employer's prior written consent, Executive shall not use or disclose, and shall take all necessary precautions to avoid the disclosure to any person, any confidential information unless at that time the information has become known to the public or to Employer's competitors other than by breach of this Agreement or any other confidentiality agreement binding on Executive;

(c) Executive covenants and agrees to be bound by the Covenant Not To Compete Or Solicit Business entered into by the parties contemporaneous with this Agreement and attached to this Agreement as Exhibit A; and

(d) To permit Employer to monitor Executive's compliance with the Covenant Not To Compete or Solicit Business, during his employment with Employer and for one year following his termination of employment, for any reason (or one year following the end of any severance period, if later), Executive shall promptly notify Employer in
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       writing of the name and address of each business organization for which he acts as agent, partner, owner, consultant, contractor, advisor, representative or Executive.


7.  Intellectual Property. Executive shall disclose and assign to Employer all
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of his right, title and interest in and to, any ideas, processes, trademarks, trade secrets, copyrightable materials, plans, inventions and business plans, whether patentable or not, that he develops, creates, discovers, conceives or improves upon during his employment with Employer that relate, directly or indirectly, to Employer's business, including but not limited to, any computer programs, processes, products or procedures, methods or advertising, marketing research, strategies or business plans (collectively referred to as "Intellectual Property"). Executive agrees that such Intellectual Property shall be the sole property of Employer. Executive shall, during employment and thereafter, at Employer's request and cost, provide Employer with such assistance as is reasonably necessary to secure a patent, trademark, copyright or other protection of such Intellectual Property. Executive agrees that he will not use any Intellectual Property right for his own purposes or for any purpose other than those of Employer.


8.  Remedies. If Executive violates any of the terms of Section 6 or 7 of this
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Agreement or any terms of the Covenant Not to Compete or Solicit Business,
Employer shall be entitled to all appropriate remedies, including an interim, interlocutory or permanent injunction or restraining order to be issued by any competent court enjoining and restraining Executive from such wrongful acts. It is further agreed that Employer would be irreparably damaged by Executive's breach of any such provision, that damages for such a breach are not easily calculated, and that any remedy by law would be inadequate. Therefore, Employer shall be entitled to obtain injunctive or other equitable relief against Executive, his agents, assigns or successors for a breach of this Agreement and without the necessity of the proving actual monetary loss. It is expressly understood between the parties that this injunctive or equitable relief shall not be Employer's exclusive remedy for breach of this Agreement. Without limitation, in the event of any breach by Executive of his Covenant Not To Compete or Solicit Business, Executive shall not be entitled to receive any salary payments or any other compensation beyond the date of such breach to which he would otherwise be entitled, and Executive shall be obligated to repay to Employer salary payments received by him at any time after the occurrence of such breach. Nothing in this Section 8 shall prevent any party hereto from seeking any remedy, including an interim, interlocutory or permanent injunction or restraining order, for a breach of this Agreement.

Should any litigation, other than arbitration provided for in Section 13 herein, be commenced concerning any provision of this Agreement or Executive's employment or termination or employment, the prevailing party shall be entitled, in addition to such other relief as may be granted, to its attorneys' fees and costs incurred by reason of such litigation.

9.  Assignment. Executive acknowledges that the services he renders pursuant to
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this Agreement are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. Employer may assign its rights, duties or obligations
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under this Agreement to any person with whom it has merged or consolidated, or to whom it has transferred all, or substantially all, of its assets.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing is this Agreement, express or implied, is intended or shall be construed to confer upon any person, other than the parties and their respective successors and assigns permitted by this Agreement, any right, remedy or claim under, or by reason of, this Agreement.

10. Entire Agreement; Amendment. This Agreement and the Covenant Not To Compete
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or Solicit Business constitute the entire agreement between Employer and
Executive with respect to the subject matter hereof This Agreement supersedes any prior agreement made between the parties. The parties may not amend this Agreement except by written instrument signed by both parties and approved by the C.E.O. or the Compensation Committee of the Board.

11. Governing Law. This Agreement shall be governed by and construed in
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accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Connecticut.

12. Legal Enforceability. Any provision of this Agreement which is prohibited or
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unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Arbitration. Any dispute or controversy between Employer and Executive,
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whether arising out of or relating to this Agreement, the breach of this
Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Employer and Executive. Employer and Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.


14. Definitions. Any capitalized term used in this Agreement shall have the
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meaning ascribed to it in the Reorganization Agreement, unless otherwise defined herein.
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15. Waiver. No provision of this Agreement shall be deemed to be waived as a
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result of the failure of Employer or Executive to require the performance of any term or condition of this Agreement or by other course of conduct. To be effective, a waiver must be writing, signed by each of the parties hereto and approved by the Board of Directors or the Compensation Committee of the Board and state specifically that it is intended to constitute a waiver of a term or breach of this Agreement. The waiver by Employer or Executive of any term or breach of this Agreement shall not prevent a subsequent enforcement of such term or any other term and shall not be deemed to be a waiver of any subsequent breach.

16. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered and received when delivered personally (which shall be deemed to include delivery via express courier such as Federal Express) or three days after having been sent by registered or certified mail or upon receipt when sent by facsimile (but only if receipt is confirmed by the addressee by a return facsimile signed by the addressee) addressed as follows:

If to Employer:
Modem Media. Poppe Tyson, Inc.
228 Saugatuck Avenue
Westport, CT, 06880
Attention: G.M. O'Connell, CEO

If to Executive:
John Nardone
9 Saddle Hill Lane
Stamford, CT 06903

17. EXECUTIVE ACKNOWLEDGES THAT HE HAS READ, UNDERSTOOD AND ACCPETS THE PROVISIONS OF THIS AGREEMENT. HE ALSO ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO AND HAS REVIEWED THE TERMS AND CONDITIONS OF THIS AGREEMENT WITH COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

     Modem Media. Poppe Tyson, Inc.     John Nardone
     By: /s/ Robert C. Allen, II        /s/ John Nardone
     Title: President